As filed with the Securities and Exchange Commission on October 1, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Natura &Co Holding S.A.

(Exact Name of Registrant as Specified in Its Charter)

Federative Republic of Brazil	Not applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Avenida Alexandre Colares, No. 1188, Sala A17-Bloco A

Parque Anhanguera

São Paulo, São Paulo

05106-000, Brazil

Telephone: +55 11 4446-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Manuel Garciadiaz

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company.  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Common Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, no par value (including common shares represented by American Depositary Shares) (2)	(1)	(1)	(1)	(1)

(1)

A currently indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant hereby elects to defer payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis pursuant to Rule 456(b).

(2)

American Depositary Shares, each representing two common shares, are traded on the New York Stock Exchange. A separate Registration Statement on Form F-6 (File No. 333-233972) was filed on September 27, 2019. The Registration Statement on Form F-6 relates to the registration of American Depositary Shares, or “ADSs,” issuable upon deposit of the common shares registered hereby.

PROSPECTUS

Natura &Co Holding S.A.

(Incorporated in the Federative Republic of Brazil)

Common shares (including common shares represented by American Depositary Shares)

We may from time to time, in one or more offerings, offer and sell our common shares, including common shares represented by American Depositary Shares, or ADSs. Each ADS represents two common shares. In addition, from time to time, the selling shareholders to be named in an applicable prospectus supplement, or the selling shareholders, may offer and sell the securities held by them. The selling shareholders may sell the securities through public or private transactions at prevailing market prices or at privately negotiated prices. We will not receive any proceeds from the sale of the securities by the selling shareholders.

The securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 37 of this prospectus.

This prospectus describes some of the general terms that may apply to the securities. We and the selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent with this prospectus, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities.

ADSs representing our common shares are listed on the New York Stock Exchange, or NYSE, under the symbol “NTCO.” Our common shares are listed and trade on the Novo Mercado segment of the São Paulo Stock Exchange (B3 S.A.—Brasil, Bolsa, Balcão), or the B3, under the symbol “NTCO3.”

Investments in the securities involve a high degree of risk. See “Risk Factors” on page 7 of this prospectus. You should carefully consider the risks and uncertainties discussed under the heading “Risk Factors” included in the applicable prospectus supplement or under similar headings in other documents which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2020.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. No one has been authorized to provide you with different information.

The securities are not being offered in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

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CERTAIN DEFINED TERMS AND CONVENTIONS USED IN THIS PROSPECTUS

All references in this prospectus to the “Company,” “we,” “us” and “our” refer to Natura &Co, as defined below, unless the context otherwise requires. All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “U.S.$” are to United States dollars, the official currency of the United States. All references to “pounds,” “pound sterling” or “£” are to the British pound sterling, the official currency of the United Kingdom.

In addition, as used in this prospectus, the following defined terms have the following respective meanings:

“ADSs” means American Depositary Shares, each representing two Natura &Co Holding Shares.

“Aesop” means Emeis Holding Pty Ltd and its consolidated subsidiaries.

“Avon” means Avon Products, Inc., a New York corporation, and its consolidated subsidiaries.

“B3” means the B3 S.A.—Brasil, Bolsa, Balcão, or São Paulo Stock Exchange.

“Brazil” means the Federative Republic of Brazil and the phrase “Brazilian government” refers to the federal government of Brazil.

“Brazilian Central Bank” means the Central Bank of Brazil (Banco Central do Brasil).

“Brazilian Corporation Law” means the Brazilian Law No. 6,404/76, as amended.

“CDI,” or the Interbank Deposit Certificate (Certificado de Depósito Interbancário), means the “over extra group” daily average rate for interbank deposits, expressed as an annual percentage, based on 252 business days, calculated daily and published by B3, or any other index as may be further used in substitution thereof.

“CMN” means the Conselho Monetário Nacional, or the Brazilian Monetary Council.

“consultants” are independent sales representatives who, although they are not employed by Natura &Co, sell Natura &Co products to customers of Natura &Co.

“CVM” means the Comissão de Valores Mobiliários, or the Brazilian Securities Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Natura” means Natura Cosméticos S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, and its consolidated subsidiaries (excluding Aesop, The Body Shop and their respective subsidiaries).

“Natura &Co” means (1) prior to the completion of the Transaction, Natura Cosméticos S.A. and its consolidated subsidiaries, and (2) after the completion of the Transaction, Natura &Co Holding S.A. and its consolidated subsidiaries, including Natura and Avon.

“Natura &Co Holding” means Natura &Co Holding S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil, excluding its subsidiaries.

“Natura &Co Holding By-Laws” means the by-laws of Natura &Co Holding.

“Natura &Co Holding Shares” means common shares of Natura &Co Holding.

“Natura Cosméticos” means Natura Cosméticos S.A., a corporation (sociedade anônima) incorporated under the laws of Brazil.

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“Natura Cosméticos Shares” means common shares of Natura Cosméticos.

“Novo Mercado Rules” means the listing rules of the Novo Mercado segment of the B3.

“NYSE” means the New York Stock Exchange.

“Merger Sub I” means Nectarine Merger Sub I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Natura &Co Holding.

“Merger Sub II” means Nectarine Merger Sub II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Merger Sub I.

“Merger Subs” means Merger Sub I and Merger Sub II, collectively.

“Sales representatives” or “representatives” means independent contractors who are not employees of Avon or any of its subsidiaries, but directly or indirectly purchase products or services from Avon or any of its subsidiaries.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“The Body Shop” means The Body Shop International Limited, a private limited company registered in England and Wales and its subsidiaries.

“Transaction” means the transaction effected by the Agreement and Plan of Mergers, dated May 22, 2019, as amended on October 3, 2019 and as may be further amended from time to time in accordance with its terms (the “Merger Agreement”) entered into by Avon Products, Natura Cosméticos, Natura &Co Holding and the Merger Subs pursuant to which (i) Natura &Co Holding, after the completion of certain restructuring steps, held all issued and outstanding shares of Natura Cosméticos, (ii) Merger Sub II merged with and into Avon, with Avon surviving the merger, and (iii) Merger Sub I merged with and into Natura &Co Holding, with Natura &Co Holding surviving the merger, and as a result of which each of Avon and Natura Cosméticos became a wholly owned direct subsidiary of Natura &Co Holding.

“United Kingdom” or “UK” means the United Kingdom of Great Britain and Northern Ireland.

“United States” or “U.S.” means the United States of America.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and the documents incorporated by reference in the registration statement. Statements contained in this prospectus or an applicable prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should carefully read this document and the applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on the Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

WHERE YOU CAN FIND MORE INFORMATION

Natura &Co has filed with the SEC a registration statement (including amendments, exhibits and schedules to the registration statement) on Form F-3 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the informational requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet website at http://www.sec.gov, from which you can electronically access the registration statement and its materials. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may request a copy of our SEC filings, at no cost, by contacting us at our headquarters at Avenida Alexandre Colares, No. 1188, Sala A17-Bloco A, Parque Anhanguera, 05106-000, Brazil. Our investor relations office can be reached at +55 11 4446-4200.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document. You should read the information incorporated by reference because it is an important part of this prospectus.

We incorporate by reference into this prospectus:

•

Our annual report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on May 6, 2020, and any amendments thereto, if any (the “2019 20-F”) as updated by the Natura &Co Holding MD&A/Financials Form 6-K (as defined below) furnished to the SEC on September 30, 2020 (the financial statements and the report thereon from the Company’s independent registered public accounting firm supersede the financial statements and report thereon included in the original 2019 Form 20-F);

•

Our current report on Form 6-K furnished to the SEC on September 30, 2020 including (i) the unaudited interim condensed consolidated financial statements as of June 30, 2020 and for the three and six months ended June 30, 2020 and 2019 and the related notes thereto of Natura &Co Holding, using the predecessor method of accounting, as explained therein,, (ii) the audited consolidated financial statements as of December 31, 2019 and 2018 and for each year in the three-year period ended December 31, 2019 and the related notes thereto of Natura &Co Holding, using the predecessor method of accounting, as explained therein, (iii) certain additional information regarding our business and results of operations, and (iv) unaudited pro forma condensed statement of income gives effect to the Transaction accounted for under the acquisition method of accounting and which Natura &Co Holding is treated as the acquirer for financial reporting purposes (the “Natura &Co Holding MD&A/Financials Form 6-K”); and

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Our current report on Form 6-K furnished to the SEC on September 30, 2020 including (i) the audited consolidated financial statements as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and the related notes thereto of Avon, and (ii) certain additional information regarding Avon’s business and results of operations (the “Avon MD&A/Financials Form 6-K”).

Any statement contained in our 2019 Form 20-F will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein, in the Natura &Co Holding MD&A/Financials Form 6-K or the Avon MD&A/Financials Form 6-K modifies or supersedes that statement.

All subsequent reports that we file on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the offering of the common shares (including common shares represented by ADSs) offered by this prospectus shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents. We may also incorporate by reference any Form 6-K that we submit to the SEC after the date of this prospectus and prior to the termination of the offering by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. Unless expressly incorporated by reference into this prospectus, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All of the documents that are incorporated by reference are available at the website maintained by the SEC at http://www.sec.gov. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement. In addition, we will provide at no cost to each person, including any beneficial owner, to whom this prospectus has been delivered, upon the written or oral request of any such person to us, a copy of any or all of the documents referred to above that have been or may be incorporated into this prospectus by reference, including exhibits to such documents. Requests for such copies should be directed to: Natura &Co Holding S.A., Avenida Alexandre Colares, No. 1188, Sala A17-Bloco A, Parque Anhanguera, 05106-000, Brazil, phone: +55 11 4446-4200.

FORWARD-LOOKING STATEMENTS

This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain estimates and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements.

These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus. These statements appear throughout this prospectus and include statements regarding our intent, belief or current expectations in connection with:

•	global economic conditions;

•	risks associated with tax liabilities, or changes in U.S., Brazilian or other international tax treaties or laws or interpretations to which they are subject;

•

events and risk perception in relation to corruption allegations involving Brazilian companies and politicians, as well as the impacts of the resulting investigation on the Brazilian economy and political outlook as a whole;

•	reductions in customer spending, a slowdown in customer payments and changes in customer demand for products and services;

•	unanticipated changes relating to competitive factors in the industries in which the companies operate;

•	ability to hire and retain key personnel;

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operating costs, customer loss or business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, distributors or suppliers) being greater than expected since the completion of the Transaction (as defined in “Certain Defined Terms and Conventions Used in this Prospectus”);

•	ability to attract new clients and retain existing clients in the manner anticipated;

•	the impact of acquisitions the companies have made or may make;

•	reliance on and integration of information technology systems;

•

changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their clients;

•	conditions in the stock and credit markets;

•	risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings;

•	our international operations, which are subject to the risks of currency fluctuations and foreign exchange controls;

•	risks that the new businesses will not be integrated successfully or that the cost, time and effort required to integrate the newly combined businesses may be greater than anticipated;

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failure to effectively manage the newly combined business, or that we will not realize estimated cost savings, value of certain tax assets, estimated synergies and growth or that such benefits may take longer to realize than the five years during which we currently expect to realize them;

•	developments with respect to the COVID-19 pandemic in Brazil and globally;

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the inability to achieve the estimated benefits and synergies of our combined operations since the completion of the Transaction over the next five years as we currently expect or the effects of the Transaction on our financial condition, operating results and cash flows;

•	our inability to meet expectations regarding the accounting and tax treatments with respect to the Transaction;

•	risks relating to unanticipated costs of integration;

•	diversion of the attention of our management from ongoing business concerns;

•	the outcome of any legal proceedings that have been or may be instituted against Avon, Natura &Co, Natura &Co Holding and/or others relating to the Transaction;

•	the potential impact of the consummation of the Transaction on relationships with third parties, including clients, employees, consultants, sales representatives and competitors;

•	interruptions in our main information technology systems;

•	material weaknesses in our internal control over financial reporting;

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the market price for Natura &Co Holding Shares potentially being affected, since the completion of the Transaction, by factors that historically have not affected the market price of Natura Cosméticos Shares or Natura &Co Holding Shares (during the short period prior to the completion of the Transaction) or shares of common stock of Avon as shares of stand-alone companies; and

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other risk factors discussed under “Risk Factors” included in documents we file from time to time with the SEC that are incorporated by reference herein, including in our most recent annual report on Form 20-F, which is incorporated by reference herein.

The words “believe,” “understand,” “may,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “seek,” “intend,” “expect,” “should,” “could,” “forecast” and similar words are intended to identify forward-looking statements. You should not place undue reliance on such statements, which speak only as of the date they were made. Neither we nor any selling shareholders undertake any obligation to update publicly or to revise any forward-looking statements after we distribute this prospectus because of new information, future events or other factors. Our independent public auditors have neither examined nor compiled the forward-looking statements and, accordingly, do not provide any assurance with respect to such statements. In light of the risks and uncertainties described above, the future events and circumstances discussed in this prospectus might not occur and are not guarantees of future performance. Because of these uncertainties, you should not make any investment decision based upon these estimates and forward-looking statements. You are advised to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and on Forms 6-K that are designated as being incorporated by reference into this prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

RISK FACTORS

Any investment in the common shares or ADSs involves a high degree of risk. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 20-F, as updated by other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of the common shares or ADSs.

We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the securities to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

In general, investing in the securities of issuers with operations in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

NATURA &CO HOLDING S.A.

We are purpose-driven group made up of four iconic beauty companies: Natura, The Body Shop, Aesop and Avon. We are united in the belief that there is a better way of living and doing business, and committed to generating positive economic, social and environmental impact. Below we further detail each of our brands:

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Natura: Founded in 1969 in São Paulo (Brazil), Natura is a leading direct sales companies. Under this brand, the majority of our products are natural in origin, crafted from ingredients from the biodiversity in Brazil and distributed predominantly through direct sales by our consultants. We also operate through e-commerce and have an expanded network of owned physical stores.

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Avon: Incorporated in 1916 in New York (United States), with operations since 1886, Avon is a global manufacturer and marketer of beauty and related products. Under this brand, our products are distributed predominantly through direct sales by our representatives for beauty, fashion and home segments.

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The Body Shop: Founded in 1976 in Brighton (United Kingdom), The Body Shop is a developer, distributor and seller of naturally inspired beauty products, makeup and skin care. Under this brand, we distribute and sell our products based on a franchise distribution model through our owned shops, home sales, and e-commerce.

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Aesop: Founded in 1987 in Melbourne (Australia), Aesop is a luxury cosmetics brand with a unique portfolio of skin care and hair products, among others. Under this brand, our products are distributed predominantly through signature stores with unique designs, department stores and e-commerce in 23 countries directly and four countries through distributors

Natura &Co Holding was incorporated on January 21, 2019 under the laws of Brazil as a corporation (sociedade anônima) of indefinite term, enrolled with the Brazilian taxpayers’ registry (Cadastro Nacional de Pessoas Jurídicas—CNPJ) under No. 32.785.497/0001-97. On July 17, 2019, Natura Holding S.A. changed its name to Natura &Co Holding S.A. and has the legal status of a sociedade por ações, or a stock corporation, under the Brazilian Corporation Law.

Natura &Co Holding’s registered office and principal executive offices are located in the city of São Paulo, state of São Paulo, at Avenida Alexandre Colares, No. 1188, Sala A17-Bloco A, Parque Anhanguera, 05106-000, Brazil (telephone: +55 (11) 4446-4200). Our principal website is https://ri.naturaeco.com/en/. In addition, the SEC maintains a website at www.sec.gov that contains information filed by us electronically. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

USE OF PROCEEDS

We intend to use the proceeds from the sale of the common shares and ADSs offered by us as set forth in the applicable prospectus supplement.

In the case of a secondary offering of common shares and ADSs, we will not receive any of the proceeds of the sale by any selling shareholders of the common shares and ADSs covered by this prospectus.

DESCRIPTION OF NATURA &CO HOLDING SHARES AND NATURA &CO HOLDING BY-LAWS

The following is a summary of certain significant provisions of the Natura &Co Holding By-Laws (estatuto social), as amended, and certain laws of Brazil. This description does not purport to be complete and is qualified by reference to the complete text of the Natura &Co Holding By-Laws and the applicable laws of Brazil. This summary should not be considered as legal advice regarding these matters. You are urged to carefully review the Natura &Co Holding By-Laws in their entirety as they, and not this description, will control your rights as a holder of Natura &Co Holding Shares. In this section, unless otherwise stated, references to “we,” “us,” “our,” or “the Company” refer to Natura &Co Holding. The Natura &Co Holding By-Laws were amended and restated at our shareholders’ annual meeting held on August 27, 2020.

General

Natura &Co Holding is a corporation (sociedade anônima) of indefinite term incorporated under the laws of Brazil, having its registered office in the city of São Paulo, state of São Paulo, at Avenida Alexandre Colares, No. 1188, Sala A17-Bloco A, Parque Anhanguera, 05106-000, Brazil, enrolled with the Brazilian taxpayers’ registry (Cadastro Nacional de Pessoas Jurídicas—CNPJ) under No. 32.785.497/0001-97. Natura &Co Holding was incorporated on January 21, 2019. Natura &Co Holding is governed by the laws of Brazil as well as by the Natura &Co Holding By-Laws.

Capital Stock

As of January 7, 2020, our issued and outstanding share capital was R$4,883,182,328.04, fully issued and paid in, comprising 1,187,490,208 common shares, nominative and without nominal value. On March 30, 2020, our board of directors recommended an amendment to Article 5 of our by-laws to reflect issuances of shares after May 7, 2020. As a result on April 30, 2020, Article 5 of our by-laws was amended in order to reflect that our capital R$4,905,118.332.99, represented by 1,188,271,016 common shares, nominative and without nominal value. On May 6, 2020, our board of directors approved issuances of shares during the period from January 8, 2020 to May 5, 2020, as a result of which our corporate capital amounted to R$4,920,684,227.99, represented by 1,188,807,771 common shares, nominative and without nominal value, on May 6, 2020. As of June 30, 2020, our issued and outstanding share capital was R$6,917,036,652, fully issued and paid in comprising 1,251,392,669 common shares, nominative and without nominal value, as a result of (i) the exercise of options to purchase shares in the amount of R$1.2 million with the issuance of 84,898 common shares pursuant to our existing long-term incentive plans at certain issuance prices per share and (ii) a private subscription in the amount of R$2.0 billion with the issuance of 62,500,000 common shares at the issuance price of R$32.00 per share. On July 27, 2020, the Company share capital was R$6,939,587,950.23, fully issued and paid in comprising 1,252,116,435 common shares, nominative and without nominal value, as a result of the validation by the Company’s Board of Directors of the issuance of 723,766 shares at the total payment price of R$17,658,178.62, carried out during the period from July 1, 2020 to July 22, 2020, deriving from the exercise of options granted under our equity incentive plans, as permitted pursuant to Article 6 of the Natura &Co Holding By-Laws. On September 30, 2020, the Company’s Board of Directors approved the issuance of 1,501,705 shares at the total payment price of R$32,640,459.60, carried out during the period from July 23, 2020 to September 29, 2020, deriving from the exercise of options granted under our equity incentive plans, as permitted pursuant to Article 6 of the Natura &Co Holding By-Laws and, therefore, our current share capital is equivalent to R$6,972,228,409.83, represented by 1,253,618,140 common shares, nominative and without nominal value.

The capital stock of Natura &Co Holding is represented solely by common shares, and each common share is entitled to one vote on the resolutions to be adopted by the shareholders. Natura &Co Holding is authorized to increase its capital stock, regardless of an amendment to the Natura &Co Holding By-Laws, in up to 1,500,000,000 common shares, with no par value, upon a resolution of its board of directors, which will establish the terms of issuance, including the price and payment. The board of directors may also approve the issuance of warrants (bonus de subscrição) and convertible debentures, as well as capitalization of profits of reserves, whether or not by issuing bonus shares, within the limits of the authorized capital.

The board of directors of Natura &Co Holding may grant stock purchase or subscription options, under the plan or programs approved at the shareholders’ meeting, to the managers and employees of Natura &Co Holding, as well as to managers and employees of other companies directly or indirectly controlled by Natura &Co Holding, without preemptive rights to the shareholders at the time of either grant or exercise of such options, subject to the balance of the authorized capital limit at the time of exercise of subscription options, analyzed together with the balance of treasury shares at the time of exercise of purchase options.

Corporate Purpose

As per Article 3 of the Natura &Co Holding’s By-Laws, Natura &Co Holding’s purpose is the management of, and the holding of interests in, beauty companies, including, but not limited to fragrances, skin care, hair and cosmetics with color, or branches that conduct activities related or complimentary beauty businesses, including, but not limited to home and fashion, as a shareholder or quotaholder, in Brazil or abroad.

The development of activities by the companies that Natura &Co Holding holds direct or indirect interest in any type considers the following factors: (i) the short- and long-term interests of Natura &Co Holding and its shareholders and (ii) the short and long-term economic, social, environmental and legal effects on its employees, suppliers, partners, clients and other creditors, as well as on the communities in which Natura &Co Holding operates, both locally and globally.

Rights of Holders of Common Shares

Each of Natura &Co Holding’s common shares entitles its holder to one vote at Natura &Co Holding’s annual or extraordinary general shareholders’ meetings (assembleia geral ordinária or assembleia geral extraordinária). Pursuant to the Natura &Co Holding By-Laws and its B3 listing agreement in connection with the listing of the common shares on the Novo Mercado, we cannot issue shares without voting rights or with restricted voting rights. As long as we are listed on the Novo Mercado, we may not issue preferred shares. In addition, the Natura &Co Holding By-Laws and the Brazilian Corporation Law provide that holders of Natura &Co Holding Shares are entitled to dividends or other distributions made in respect of Natura &Co Holding Shares in accordance with their respective participation in Natura &Co Holding’s capital. See “Dividends and Dividend Policy” for a more complete description of payment of dividends and other distributions of Natura &Co Holding Shares. In addition, in the event of Natura &Co Holding’s liquidation and following the payment of all Natura &Co Holding’s outstanding liabilities, holders of Natura &Co Holding Shares are entitled to receive their pro rata interest in any remaining assets, in accordance with their respective participation in Natura &Co Holding’s capital. The shareholders have preemptive rights to subscribe for new shares issued by us, pursuant to the Brazilian Corporation Law, but are not obligated to subscribe for future capital increases.

Pursuant to the Novo Mercado Rules, the Natura &Co Holding Shares have tag-along rights which enable their holders, upon the sale of a controlling interest in us, to receive in exchange for their shares 100% of the price paid per common share for the controlling block.

Pursuant to the Brazilian Corporation Law, neither the Natura &Co Holding By-Laws nor actions taken at a shareholders’ meeting may deprive a shareholder of (1) the right to participate in the distribution of net income; (2) the right to participate equally and proportionally in any residual assets in the event of liquidation of Natura &Co Holding’s company; (3) preemptive rights in the event of issuance of new shares, convertible debentures or subscription warrants, as per Brazilian Corporation Law; (4) the right to hold Natura &Co Holding’s management accountable in accordance with the provisions of the Brazilian Corporation Law; and (5) the right to withdraw from us in the cases specified in the Brazilian Corporation Law, including merger or consolidation, which are described in “—Right of Withdrawal” and “—Redemption.”

Neither the Natura &Co Holding By-Laws, nor the Brazilian Corporation Law, contain any restriction on voting by Non-Resident Holders of Natura &Co Holding Shares.

Public Tender Offer upon Sale of Control

The direct or indirect disposal of controlling interest in Natura &Co Holding in a single transaction or series of successive transactions must be agreed upon under a condition precedent or subsequent that the acquirer will make a tender offer to purchase the shares issued by Natura &Co Holding and owned by the remaining shareholders, subject to the terms of, and within the time limits prescribed by, prevailing regulation and legislation and the Novo Mercado Rules, so that the holders of such remaining shares may receive the same treatment as accorded to the seller pursuant to Article 254-A of the Brazilian Corporation Law and Articles 37 and 38 of the Novo Mercado Listing Rules and Article 33 of the Natura &Co Holding By-Laws.

The Natura &Co Holding By-Laws (Article 34) also provide that any shareholder that acquires or becomes the owner of the capital stock of Natura &Co Holding corresponding to 25% or more of the total shares of the capital stock of Natura &Co Holding must make or apply for registration of, as the case may be, a tender offer to purchase all shares of the capital stock of Natura &Co Holding, subject to the provisions of the applicable regulations issued by the CVM and Novo Mercado Rules.

Allocation of Net Income

Together with the financial statements for the fiscal year, the board of directors will submit to the Annual Shareholders’ Meeting the proposed allocation of net income, in compliance with the provisions of law and Natura &Co Holding By-Laws.

Under Article 31 of Natura &Co Holding by-laws, the shareholders will be entitled to receive as dividends each year a mandatory minimum percentage of 30% of the net income, as adjusted by:

•	adding the amounts resulting from reversal during the year of contingency reserves previously established;

•	deducting the amounts set aside during the year for establishment of the statutory reserve and contingency reserves; and

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where the mandatory minimum dividend exceeds the realized portion of the net income for the year, the management may propose, and the shareholders’ meeting may approve, allocation of the excess to an unrealized profits reserve (Article 197 of Brazilian Corporation Law).

Under the Brazilian Corporation Law, payment of the mandatory dividend is not required if the board of directors has formally declared such distribution to be inadvisable in view of Natura &Co Holding’s financial condition and has provided the shareholders at the annual general shareholders’ meeting with an opinion to that effect, which has been reviewed by Natura &Co Holding’s fiscal council. In addition, Natura &Co Holding’s management must submit a report to the CVM within five days following said meeting clarifying the reasoning for any such nonpayment. See “Dividends and Dividend Policy.”

Preemptive Rights

Each of Natura &Co Holding’s shareholders has a general preemptive right to subscribe for shares or convertible securities in any capital increase, in proportion to its shareholding, except (i) in the event of the grant and exercise of any stock option to acquire or subscribe for shares of Natura &Co Holding’s capital stock; (ii) in the context of a capital increase derived from merger, merger of shares and/or spin-off implemented according to the Brazilian Corporation Law; (iii) in a sale or subscription on a stock exchange; and (iv) in an exchange of shares transaction in the context of a public tender offer upon sale of control. A minimum period of 30 days following the publication of notice of the issuance of shares or convertible securities is allowed for exercise of the right, and the right is negotiable. However, according to the Natura &Co Holding By-Laws and the Brazilian Corporation Law, Natura &Co Holding’s board of directors may, in its discretion, exclude or restrict preemptive rights when issuing shares, convertible debentures and warrants placed by way of sale on a stock exchange, public subscription or exchange of shares in a tender offer, according to the provisions of law and within the limits of the authorized capital.

Arbitration

In accordance with the regulations of the Novo Mercado and the Natura &Co Holding By-Laws, Natura &Co Holding, its shareholders, executive officers, directors and fiscal council members are required to resolve through arbitration any disputes or controversies, including those related to or arising out of the application, validity, effectiveness, interpretation and violation, among others, of the provisions of the Brazilian Corporation Law, the Natura &Co Holding By-Laws, the rules published by the CMN, the Brazilian Central Bank, the CVM and other rules applicable to the Brazilian capital markets in general, as well as those set forth in the Novo Mercado Rules, in the Novo Mercado Listing Agreement and in other rules issued by the B3, and such arbitration is the exclusive means to settle such disputes with Natura &Co Holding’s shareholders. As the holders of ADSs are not direct shareholders of Natura &Co, these arbitration requirements do not apply to such ADS holders; however, because the ADS Depositary is a holder of Natura &Co. Holding Shares, it would be bound by these mandatory arbitration provisions if it sought to exercise remedies against Natura &Co Holding under Brazilian law.

Liquidation

Natura &Co Holding shall be liquidated upon the occurrence of certain events provided for in the Brazilian Corporation Law, whereupon a meeting of the shareholders shall determine the form of liquidation, electing the liquidator(s) and the members of Natura &Co Holding’s fiscal council, which must operate on a mandatory basis during the liquidation period.

Redemption

According to the Brazilian Corporation Law, we may redeem Natura &Co Holding Shares subject to the approval of Natura &Co Holding’s shareholders at an extraordinary shareholders’ meeting where shareholders representing at least 50% of the shares that would be affected are present. The share redemption may be paid with Natura &Co Holding’s retained earnings, income reserves or capital reserves, with the exception of the legal reserve.

If the share redemption is not applicable to all shares, the redemption will be made by lottery. If custody shares are picked in the lottery and there are no rules established in the custody agreement, the financial institution will specify, on a pro rata basis, the shares to be redeemed.

Right of Withdrawal

The Brazilian Corporation Law provides that, under certain circumstances, a shareholder has the right to withdraw its equity interest from the company and to receive payment for the portion of shareholders’ equity attributable to its equity interest. Withdrawal rights may be exercised by dissenting or non-voting shareholders, if a vote of at least 50% of voting shares authorizes us:

•	to reduce the mandatory distribution of dividends;

•	to merge with another company (including if Natura &Co Holding is merged into one of its controlling companies) or to consolidate, except as described in the fourth paragraph following this list;

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to approve Natura &Co Holding’s participation in a centralized group of companies, as defined under the Brazilian Corporation Law and subject to the conditions set forth therein, except as described in the fourth paragraph following this list;

•	to change Natura &Co Holding’s corporate purpose;

•	to terminate a state of liquidation of the corporation;

•	to dissolve the corporation;

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to transfer all of Natura &Co Holding’s shares to another company or in order to make us a wholly owned subsidiary of such company, known as a merger of shares (incorporação de ações), except as described in the fourth paragraph following this list;

•	to acquire the totality of shares of another company through a merger of shares (incorporação de ações), except as described in the fourth paragraph following this list;

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to approve the acquisition of control of another company at a price which exceeds certain limits set forth in the Brazilian Corporation Law, except as described in the fourth paragraph following this list; or

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to conduct a spin-off that results in (a) a change of Natura &Co Holding’s corporate purpose, except if the assets and liabilities of the spin-off company are contributed to a company that is engaged in substantially the same activities, (b) a reduction in the mandatory dividend or (c) any participation in a centralized group of companies, as defined under the Brazilian Corporation Law.

In addition, in the event that the entity resulting from incorporação de ações, or a merger of shares, a consolidation or a spin-off of a listed company fails to become a listed company within 120 days of the shareholders’ meeting at which such decision was taken, the dissenting or non-voting shareholders may also exercise their withdrawal rights.

Only holders of shares adversely affected by the changes mentioned in the first and second items above may withdraw their shares. The right of withdrawal lapses 30 days after publication of the minutes of the relevant shareholders’ meeting. We would be entitled to reconsider any action giving rise to withdrawal rights within 10 days following the expiration of such rights if the withdrawal of shares of dissenting shareholders would jeopardize Natura &Co Holding’s financial stability.

The Brazilian Corporation Law allows companies to redeem their shares at their economic value, subject to certain requirements. Since the Natura &Co Holding By-Laws currently do not provide that Natura &Co Holding’s shares be subject to withdrawal at their economic value, Natura &Co Holding’s shares would be subject to withdrawal at their book value, determined on the basis of the last balance sheet approved by the shareholders. If the shareholders’ meeting giving rise to withdrawal rights occurs more than 60 days after the date of the last approved balance sheet, a shareholder may demand that its shares be valued on the basis of a new balance sheet that is of a date within 60 days of such shareholders’ meeting. In this case, Natura &Co Holding must immediately pay 80% of the net worth of the shares, calculated on the basis of the most recent statement of financial position approved by its shareholders, and the balance must be paid within 120 days after the date of the resolution of the shareholders’ meeting.

Pursuant to the Brazilian Corporation Law, in events of consolidation, merger, incorporação de ações, participation in a group of companies, and acquisition of control of another company, the right to withdraw does not apply if the shares meet certain tests relating to liquidity and dispersal of the type or class of shares on the market (they are part of the B3 Index or other stock exchange index (as defined by the CVM)). In such cases, shareholders will not be entitled to withdraw their shares if the shares are a component of a general securities index in Brazil or abroad admitted to trading on the securities markets, as defined by the CVM, and the shares held by persons unaffiliated with the controlling shareholder represent more than half of the outstanding shares of the relevant type or class.

Registration of Shares

The Natura &Co Holding Shares are held in book-entry form with Itaú Corretora de Valores S.A. Transfer of the Natura &Co Holding Shares is carried out by means of an entry by Itaú Corretora de Valores S.A. in its accounting system, debiting from the depositing shareholders’ account and crediting the buyers’ account, upon a written order of the transferor or a judicial authorization or order.

Form and Transfer

Because the Natura &Co Holding Shares are in registered book-entry form, the transfer of shares is made under article 35 of the Brazilian Corporation Law, which determines that a transfer of shares is effected by an entry made by the registrar, by debiting the share account of the transferor and crediting the share account of the transferee. Itaú Corretora de Valores S.A. performs safe-keeping, share transfer and other related services for us.

Transfers of shares by a foreign investor are made in the same way and executed by that investor’s local agent on the investor’s behalf except that, if the original investment was registered with the Brazilian Central Bank, pursuant to CMN Resolution No. 4,373, the foreign investor, through its local agent, should also seek amendment, if necessary, of the electronic certificate of registration to reflect the new ownership.

The B3 operates a central clearing system (the Central Depositária of the B3). A holder of Natura &Co Holding Shares may choose, at its discretion, to hold Natura &Co Holding Shares through this system and all shares elected to be put into the system will be deposited in custody with the relevant stock exchange (through a Brazilian institution duly authorized to operate by the Brazilian Central Bank having a clearing account with the relevant stock exchange). The fact that those shares are subject to custody with the relevant stock exchange will be reflected in Natura &Co Holding’s register of shareholders. Each participating shareholder will, in turn, be registered in Natura &Co Holding’s register of beneficial shareholders maintained by the relevant stock exchange and will be treated in the same way as a registered shareholder.

Shareholders’ Meetings

Pursuant to the Brazilian Corporation Law, Natura &Co Holding’s shareholders are generally empowered to take any action relating to Natura &Co Holding’s corporate purposes and to pass resolutions that they deem necessary. Shareholders at Natura &Co Holding’s annual general shareholders’ meeting, which is required to be held within the first four months of the end of each year, have the exclusive right to approve Natura &Co Holding’s audited financial statements and Natura &Co Holding’s management accounts, as well as to determine the allocation of Natura &Co Holding’s net income and the distribution of dividends with respect to the fiscal year ended immediately prior to the date of the relevant shareholders’ meeting. Generally, (i) the installation of the fiscal council and election of its members, (ii) the election of the members of Natura &Co Holding’s board of directors and (iii) the determination of the annual compensation of Natura &Co Holding’s executive officers, board of directors and fiscal council are approved in the annual shareholders’ meeting, but such matters may also be approved at extraordinary shareholders’ meetings.

An extraordinary shareholders’ meeting may be held at any time during the year, including concurrently with the annual shareholders’ meeting. The following matters, among others, may be resolved only at a shareholders’ meeting:

•	amendment of the Natura &Co Holding By-Laws;

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election and dismissal of the members of Natura &Co Holding’s board of directors and fiscal council, whenever requested by Natura &Co Holding’s shareholders, and setting the compensation to be received by such persons;

•	approval of management accounts and of Natura &Co Holding’s audited financial statements on a yearly basis;

•	suspension of the exercise of a shareholder’s rights in the event of noncompliance with the Brazilian Corporation Law or the Natura &Co Holding By-Laws;

•	approval of valuation reports of assets offered by a shareholder to us as payment for the subscription of shares of Natura &Co Holding’s capital stock;

•	approval of issuance of shares in excess of the limit of Natura &Co Holding’s authorized capital;

•	determination of the annual compensation of Natura &Co Holding’s executive officers, board of directors and fiscal council;

•	approval of any transaction involving Natura &Co Holding’s transformation into a limited liability company, consolidation, merger or spin-off;

•	approval of any transaction involving Natura &Co Holding’s dissolution or liquidation, the appointment and dismissal of the respective liquidator and the official review of the reports prepared by it;

•

authorization to delist from B3 Novo Mercado and to become a private company, as well as to retain a specialist firm to prepare a valuation report with respect to the value of Natura &Co Holding’s common shares, in such event;

•	authorization to Natura &Co Holding’s directors and officers to petition for bankruptcy or file a request for judicial or extrajudicial restructuring;

•	approval of stock option plans for managers and employees of Natura &Co Holding and companies directly or indirectly controlled by Natura &Co Holding, excluding shareholder preemptive rights; and

•	approval of any stock splits or reverse stock splits.

Quorum

As a general rule, the Brazilian Corporation Law provides that the quorum for purposes of a shareholders’ meeting consists of the presence of shareholders representing at least 25% of Natura &Co Holding’s issued and outstanding shares on first call, and, if that quorum is not reached, any percentage on second call. If Natura &Co Holding’s shareholders meet to amend the Natura &Co Holding By-Laws, a supermajority quorum of shareholders representing at least two-thirds of Natura &Co Holding’s issued and outstanding shares shall be required on first call and any percentage will be sufficient on second call.

A shareholder may be represented in a shareholders’ meeting by an attorney-in-fact appointed no more than one year prior to the date of the relevant shareholders’ meeting. The attorney-in-fact must be a shareholder, director or executive officer of Natura &Co Holding, a lawyer or a financial institution registered by their manager.

Generally, the affirmative vote of shareholders representing at least the majority of Natura &Co Holding’s issued and outstanding shares present in person, or represented by proxy, at a shareholders’ meeting is required to approve any proposed action, with abstentions not taken into account. Exceptionally, according to the Brazilian Corporation Law, the affirmative vote of shareholders representing not less than one-half of Natura &Co Holding’s issued and outstanding shares is required to, among other measures:

•	reduce the percentage of mandatory dividends;

•	change Natura &Co Holding’s corporate purpose;

•	consolidate with or merge us into another company;

•	engage in a spin-off transaction;

•	approve Natura &Co Holding’s participation in a group of companies (as defined in the Brazilian Corporation Law);

•	apply for cancellation of any voluntary liquidation;

•	approve Natura &Co Holding’s dissolution; and

•	approve the merger of all of Natura &Co Holding’s common shares into another Brazilian company.

Location of a Shareholders’ Meeting

Natura &Co Holding’s shareholders’ meetings take place at Natura &Co Holding’s headquarters in the city of São Paulo, state of São Paulo, Brazil. The Brazilian Corporation Law allows Natura &Co Holding’s shareholders to hold meetings in another location in the event of a force majeure, provided that the meetings are held in the city of São Paulo and the relevant notice includes a clear indication of the place where the meeting will occur. All information relating to shareholders’ meetings will be available (i) at Natura &Co Holding’s headquarters, in the city of São Paulo, state of São Paulo, at Avenida Alexandre Colares, 1188, Sala A17-Bloco A, CEP 05106-000 and (ii) on the internet at Natura &Co Holding’s website (https://ri.naturaeco.com/en/), the website of the CVM (www.cvm.gov.br), and the website of B3 (www.b3.com.br). The information included on these websites does not form part of this prospectus and is not incorporated by reference herein.

Who May Call a Shareholders’ Meeting?

The shareholders’ meetings may be called by Natura &Co Holding’s board of directors and by:

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any shareholder, if Natura &Co Holding’s board of directors fails to call a shareholders’ meeting within 60 days after the date it is required to do so under applicable law and the Natura &Co Holding By-Laws;

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shareholders holding at least five percent of Natura &Co Holding’s capital stock, if Natura &Co Holding’s board of directors fails to call a meeting within eight days after receipt of a justified request to call the meeting by those shareholders indicating the proposed agenda. Such percentage may be reduced according the capital stock of the Company, according to CVM Instruction 627/2020;

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shareholders holding at least five percent of Natura &Co Holding’s capital stock, if Natura &Co Holding’s board of directors fails to call a meeting within eight days after receipt of a request to call the meeting for the creation of the fiscal council; or

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Natura &Co Holding’s fiscal council, if one is created, if the board of directors fails to call an annual shareholders’ meeting within one month after the date it is required to do so under applicable law and the Natura &Co Holding By-Laws, or if the fiscal council believes that there are important or urgent matters to be addressed.

Documents and Information

The specific documents and information requested for the exercise of the voting rights of our shareholders will be made available electronically on the websites of the CVM and the U.S. Securities and Exchange Commission, as well as on our investor relations website. The following matters, without prejudice to others provided under Brazilian Corporation Law and the regulations issued by the CVM, require specific documents and information:

•	matters concerning related parties;

•	ordinary Shareholders’ Meeting;

•	election of members of the Board of Directors;

•	compensation of the Management of our company;

•	amendment to our company’s by-laws;

•	capital increase or capital reduction;

•	issuance of debentures or subscription warrants;

•	reduction of the mandatory dividend distribution;

•	acquisition of the control of another company;

•	appointment of evaluators;

•	any matter which entitles the shareholders to exercise their withdrawal rights; and

•	mergers, spin-offs, stock swap mergers or consolidation with at least one publicly held company registered with the CVM in a certain category (category A).

Notice of a Shareholders’ Meeting

According to the Brazilian Corporation Law, all notices of general meetings must be published at least three times in the Diário Oficial do Estado de São Paulo, the official newspaper of the state of São Paulo, and in any other newspaper widely circulated, which, in Natura &Co Holding’s case, is the Valor Econômico. The first notice must be published no later than 15 days before the date of the first call of the meeting and no later than eight days before the date of second call of the meeting. However, in certain circumstances, and upon the request of any shareholder, the CVM may require that the first notice be published 30 days prior to the meeting. The CVM may also, upon the request of any shareholder, terminate, up to 15 days, the period for calling the extraordinary general meeting, in order to understand and analyze the proposals to be submitted to the specific meeting. The notice must include, in addition to the place, date and time, the agenda of the meeting and, in the case of a proposed amendment to the Natura &Co Holding By-Laws, a description of the subject matter of the proposed amendment.

Conditions of Admission to Natura &Co Holding’s Shareholders’ Meeting

In order to attend a shareholders’ meeting and exercise their voting rights shareholders must prove their status as shareholders and their ownership of by presenting his or her identity card/organizational documents and proof of power of attorney, if applicable, and proof of deposit issued by the financial institution responsible for the bookkeeping of the Natura &Co Holding Shares.

A shareholder may be represented at a shareholders’ meeting by a proxy, appointed less than one year before the meeting, who must be one of Natura &Co Holding’s shareholders, or one of Natura &Co Holding’s executive officers or directors, a lawyer or a financial institution represented by their manager.

Delisting from the Novo Mercado

At any time, Natura &Co Holding may decide to delist its common shares from the Novo Mercado. In order to delist its common shares from the Novo Mercado, Natura &Co Holding (or its controlling shareholders) would be required to first launch a tender offer through which Natura &Co Holding or the controlling shareholders would acquire the free float shares, or the Delisting TO. The Delisting TO must comply with the applicable rules of the CVM Instruction No. 361, dated March 5, 2002, as amended, or CVM Instruction No. 361, and (i) have a “fair price,” according to the Brazilian Corporation Law; and (ii) be approved by the holders of more than 1/3 of the outstanding free float shares. However, the Delisting TO requirement can be waived so long as holders of a majority of the free float shares approve such waiver. Natura &Co Holding’s delisting from the Novo Mercado will not necessarily result in the loss of its registration as a public company on the B3.

If Natura &Co Holding delists from Novo Mercado due a corporate restructuring transaction, either (i) the surviving company must submit the application for listing on the Novo Mercado within 120 days after the date of the shareholders’ meeting that approved such corporate restructuring transaction or (ii) if the resulting companies do not wish to be listed on the Novo Mercado, the majority of the holders of the outstanding free float shares must approve such corporate restructuring transaction.

In certain circumstances, Natura &Co Holding (or its controlling shareholders) could be required under the Novo Mercado rules to launch a Delisting TO. Novo Mercado regulation stipulates that the compulsory delisting from Novo Mercado will be applied only in the event Natura &Co Holding has violated Novo Mercado listing rules for a period of more than nine months.

Under CVM rules, if the offeror in a Delisting TO (the “Delisting TO Offeror”) subsequent transfers shareholding control within the 12-month period following the occurrence of a Delisting TO, the Delisting TO Offeror must pay to the former shareholders that tendered their shares in the Delisting TO (the “Delisting TO Former Shareholders”), on a pro rata basis, the difference, if any, between the tender offer price paid to the Delisting TO Former Shareholders and the price the Delisting TO Offeror received in such subsequent transfer.

Purchases of Natura &Co Holding’s Common Shares for Treasury

Pursuant to CVM Instruction No. 567/2015, as amended, or CVM Instruction No. 567, the purchase or sale by us of Natura &Co Holding’s own shares requires shareholders’ approval in the event that the transaction:

•	takes place outside a stock exchange or over-the-counter market, involves more than 5.0% of the outstanding shares of a certain type or class, and is performed within an 18-month period;

•

takes place outside a stock exchange or over-the-counter market and at prices that are 10.0% higher with respect to purchases, and 10.0% lower, with respect to sales, than the price of Natura &Co Holding’s common shares quoted on the relevant stock exchange;

•	aims to change or prevent a change in Natura &Co Holding’s controlling shareholding or administrative structure; and

•	takes place outside a stock exchange or over-the-counter market and the counterpart is a related party.

Subject to certain conditions described in CVM Instruction No. 567, Natura &Co Holding’s shareholders’ approval is not required for the purchase or sale by us of Natura &Co Holding’s own shares:

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where the counterparty is a member of Natura &Co Holding’s board of directors, Natura &Co Holding’s officer, employee or supplier in the context of exercise of stock options granted under a stock option plan (or other similar plans); or

•	in the context of a secondary public offering of treasury shares (or securities convertible or exchangeable into treasury shares).

We may acquire Natura &Co Holding’s own shares to be held in treasury, sold or canceled, pursuant to a resolution of Natura &Co Holding’s board of directors or Natura &Co Holding’s shareholders, as applicable. We may not acquire Natura &Co Holding’s common shares, hold them in treasury or cancel them in the event that such transaction:

•	targets shares owned by Natura &Co Holding’s controlling shareholders;

•	takes place on organized securities markets at prices higher than market price;

•	is concurrent with a public offering for the acquisition of Natura &Co Holding Shares, pursuant to the applicable securities regulations; or

•	requires funds greater than those currently available to us.

In order to authorize the purchase of Natura &Co Holding’s own shares, Natura &Co Holding’s board of directors or Natura &Co Holding’s shareholders (through a resolution approved at a shareholders meeting) must specify the purpose of the transaction, the maximum number of shares to be acquired, the total number of Natura &Co Holding’s outstanding shares and the maximum period of time to effect such purchase (not exceeding 18 months), among other information required by CVM Instruction No. 567.

Policy for the Trading of Natura &Co Holding’s Securities by Natura &Co Holding and Its Controlling Shareholder (If Any), Directors and Officers

CVM Instruction No. 358/2002, as amended, or CVM Instruction No. 358, establishes that “insiders” must abstain from trading Natura &Co Holding’s securities, including derivatives backed by or linked to Natura &Co Holding’s securities, prior to Natura &Co Holding’s disclosure of material information to the market.

Pursuant to our Securities Trading Policy, as approved by our Board of Directors on February 6, 2020, the following persons are considered insiders for purposes of CVM Instruction No. 358: we, Natura &Co Holding’s controlling shareholder (if any), members of Natura &Co Holding’s board of directors, executive officers, members of Natura &Co Holding’s fiscal council, members of any of Natura &Co Holding’s technical or advisory bodies and whoever by virtue of its title, duty or position in Natura &Co Holding’s company, Natura &Co Holding’s controlling shareholder, controlled companies or affiliates has knowledge of a material fact and is aware that such fact has not been disclosed to the market, including auditors, analysts, underwriters and advisors.

Such restriction on trading also applies:

•

to any of Natura &Co Holding’s former officers, members of Natura &Co Holding’s board of directors or Natura &Co Holding’s fiscal council for a six-month period, if any such officer, director or member of the fiscal council left Natura &Co Holding’s company prior to the disclosure of material information he/she was aware of while in office;

•	in the event that we intend to acquire another company, consolidate, spin off part or all of Natura &Co Holding’s assets, merge, transform, or reorganize;

•	to us, in connection with or for the transfer of Natura &Co Holding’s control, or in the event that an option or mandate to such effect has been granted;

•

to Natura &Co Holding’s direct and indirect controlling shareholders, their officers and members of their board of directors, whenever we, any of Natura &Co Holding’s subsidiaries or affiliates are in the process of purchasing or selling Natura &Co Holding Shares or have granted stock options over Natura &Co Holding Shares, or if a mandate for such purposes has been granted; or

•

during the 15-day period preceding the disclosure of our quarterly information (informações trimestrais) or our standardized financial statements (demonstrações financeiras padronizadas), which is a standard form report containing relevant financial information derived from our financial statements that we are required to file with the CVM.

Our Securities Trading Policy is available on our investor relations’ website and on the CVM’s website. The information included on this website does not form part of this prospectus and is not incorporated by reference herein.

Disclosure of Information

We are subject to the reporting requirements established by the Brazilian Corporation Law, the CVM and the B3. We also have an information disclosure policy which was approved by our Board of Directors on February 6, 2020.

Disclosure of occasional and periodic information

Pursuant to the Brazilian Corporation Law, CVM regulations and the listing rules of the Novo Mercado, public companies are required to disclose to the CVM and the B3 the following occasional and periodic information, among others:

•

financial statements prepared in accordance with Brazilian GAAP, as well as management’s and the independent auditors’ report, within three months after the end of the fiscal year, or on the date they were made available to the shareholders, whichever is earlier; together with the standard financial statements (Demonstrações Financeiras Padronizadas), a report in a standard form covering the material financial information contained in the financial statements;

•	notices of annual shareholders’ meeting on the earlier of (a) the date of their publication or (b) the 15 days prior to the annual shareholders’ meeting;

•	summary of the decisions and actions taken at annual shareholders’ meetings, on the date they were held;

•	standard financial statements (Demonstrações Financeiras Padronizadas), within three months after the shareholders’ meeting;

•

interim standard financial statements (Informações Trimestrais), together with the special review report issued by an independent auditor duly registered with the CVM, within 45 days from the end of each quarter of the year, except the last quarter, or when the company discloses the information to the shareholders or to third parties, whichever occurs first;

•	notices of special shareholders’ meeting on the date of their publication;

•	a summary of the decisions and actions taken in our special shareholders’ meetings, on the same day they were held;

•	a copy of the minutes of each special shareholders’ meeting, within seven days after the meeting;

•	a copy of any shareholders’ agreements, within seven days after the date they are filed with our registered office;

•	disclosure of any material developments, on the same date a notice to the market on these developments is published;

•

information on any request for judicial reorganization or ratification of extrajudicial reorganization, or for a petition declaring our bankruptcy or a third-party petition for our bankruptcy that are based on a material amount, on the same date of its filing with a court or on the date we take notice of it in the case of a third-party petition; and

•	information on any judicial decision on our bankruptcy, on the date we take notice of it.

Information the B3 requires from companies listed on the Novo Mercado

In addition to the information required pursuant to applicable legislation, a company with shares listed on the Novo Mercado listing segment of the B3, such as ours, must observe the following additional disclosure requirements, among others:

•	the company must disclose the material statements (fatos relevantes), information about payment of dividends and earnings release in English simultaneously with its disclosure in Portuguese; and

•	the company must mention in our by-laws the arbitration provisions to which its shareholders and managers are bound.

Disclosure of trading by members of our board of directors, our executive officers, our fiscal council members and shareholders

According to CVM regulations, our directors, executive officers and members of our fiscal council, as well as members of any of our technical or advisory committees are required to report to us ownership and trading of our shares or shares of any publicly held company that we control or are controlled by, or entities closely related to them. If the person is an individual, the communication must include the shares held by his or her spouse, partner or dependent that is included in his or her Brazilian tax return and any company directly or indirectly controlled by any of these persons. Such communication must include the following information:

•	the name and qualifications of the person providing the information;

•

the amount, type and/or class of shares traded, or in the case of other securities traded, the characteristics of such securities, and identification of the issuing company as well as the balance of the amount withheld before and after the trading; and

•	the form, price and date of the transaction or transactions.

This information must be sent (1) on the first business day after the appointment of the director, officer or member for his or her position, (2) when the publicly held company registration is submitted to the authorities and (3) within five days after each transaction.

We must provide such information to the CVM and, if applicable, to the stock exchanges and organized over-the-counter exchanges where our securities are listed within 10 days after the end of each month in which any change in ownership occurred, after the end of each month in which our directors, executive officers and members of our fiscal council take office or after the end of each month in which our directors, executive officers and members of our fiscal council communicate to us any change in the information provided with respect to their spouses, partners or dependents that is included in their Brazilian tax return and any company directly or indirectly controlled by any of these persons.

This information must be delivered individually and in consolidated form by each category of persons indicated therein and the consolidated information will be available from the CVM in electronic form.

Our investor relations officer is responsible for the transmission of information received by us to the CVM and, if applicable, to the stock exchanges and organized over-the-counter exchanges where our securities are listed.

Pursuant to CVM Instruction No. 358, whenever there is an increase or reduction of multiples of 5% in the ownership of any type of shares forming our capital stock by any shareholder or group of shareholders, including with respect to equity derivative instruments related to such shares, whether directly or indirectly, that shareholder or group of shareholders must disclose the following information to us: (1) the name and credentials of the person acquiring the shares; (2) the target of the acquisition of the ownership interest and the quantity of shares intended to be acquired, including, if relevant, a declaration that the transaction is not intended to effect a change the composition of our Company’s control or administrative structure; (3) the number of shares and other securities and/or derivatives referenced in the shares (with physical or financial settlement); (4) reference to any agreement or contract regulating the exercise of voting rights or the purchase and sale of our securities and (5) in the case of foreign shareholders, the name and Brazilian tax file number of their representative in Brazil. Moreover, we are required to send this information to the CVM and the B3 and update our Brazilian reference form (formulário de referência) accordingly.

Annual Calendar

Pursuant to the Novo Mercado Rules, we must, by December 10 of each year, publicly disclose and send to the B3 an annual calendar with a schedule of Natura &Co Holding’s corporate events. In case the company intends to modify subsequently the date of any event, the calendar must be updated previously to such event.

Corporate Governance

In conducting Natura &Co Holding’s business, we adopt corporate governance practices based on the principles of transparency, general equity principles, accountability and corporate responsibility, all in accordance with the Brazilian Institute of Corporate Governance (Instituto Brasileiro de Governança Corporativa) or the IBGC, which provides guidelines to companies in order to (a) increase value; (b) improve performance; (c) facilitate access to capital at lower costs; and (d) contribute to the continuity of operations. Among other corporate governance practices recommended by the IBGC, we have adopted the following practices:

•	capital stock composed exclusively by common shares, providing all shareholders with voting rights;

•	registration, whenever requested by its shareholders, of the occurrence of dissenting votes;

•	maintenance and disclosure of the registry containing the quantity of shares that each member possesses, identifying them by name;

•

the requirement that in the event of a sale of shares that would result in a change of control, all shareholders have the right to sell their shares under the same terms as any controlling shareholders (tag along). The change of control premium must be transparent. In the event of the sale of all of any controlling shareholder block, the offeror must provide tag-along rights for shareholders who do not form part of a control block;

•	hiring independent auditors to audit Natura &Co Holding’s financial statements;

•	forwarding to the CVM and to B3 all the minutes of Natura &Co Holding’s shareholders’ meetings;

•	provision in the Natura &Co Holding By-Laws for a fiscal council (on a non-permanent basis upon the affirmative vote of the requisite number of shareholders);

•	clear by-laws with respect to (1) the manner in which shareholders’ meetings will be convened; and (2) the election, removal and term of Natura &Co Holding’s directors and executive officers;

•	adoption of a board of directors, consisting of nine to thirteen members, who have a unified two-year term of office, with possibility of renewal;

•	policy of disclosure of material acts or facts, with the Investor Relations Officer as the Company’s main spokesperson;

•	adoption of a trading policy regarding shares issued by the Company, approved by the board of directors and with controls that enable its compliance;

•	transparency in the disclosure of annual reports;

•	free access to the information and facilities of Natura &Co Holding’s companies for members of Natura &Co Holding’s board of directors;

•	resolution of conflicts between Natura &Co Holding and its shareholders through arbitration, which is the exclusive means of resolving such disputes;

•

a general meeting of shareholders with power to (a) elect and dismiss the board of directors’ members, (b) determine the overall annual compensation of the members of the board of directors and board of executive officers, as well as compensation of the members of the fiscal council, when installed, (c) analyze, on an annual basis, the managers’ accounts and resolve the financial statements presented by them, (d) amend the by-laws, (e) resolve the dissolution, liquidation, merger, split and consolidation of us, or of any of Natura &Co Holding’s companies, (f) approve the granting of stock option plans to Natura &Co Holding’s managers and employees, as well as to managers and employees of other companies, direct or indirectly, controlled by us, (g) resolve, as per proposal presented by the management, the allocation of net income for the year and distribution of dividends, (h) elect the liquidator, as well as the fiscal council that shall be installed during the liquidation period, (i) resolve to deregister as a publicly held company and to delist from the special listing segment referred to as the Novo Mercado of B3 and (j) choose a specialized company in charge of determining Natura &Co Holding’s economic value and preparing the valuation report of Natura &Co Holding’s common shares, in the event of deregistering as a publicly held company and delisting from the Novo Mercado, within the companies appointed by the board of directors; and

•	the site for the general meeting of shareholders in order to facilitate the presence of all shareholders or their representatives.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES AND DEPOSIT AGREEMENT

The Bank of New York Mellon, as depositary, or the ADS Depositary, will register and deliver American Depositary Shares, or the ADSs. Each ADS will represent ownership of two Natura &Co Holding Shares, deposited with Itaú Unibanco S.A., as custodian for the ADS Depositary in Brazil. Each ADS will also represent any other securities, cash or other property which may be held by the ADS Depositary. The deposited shares, together with any other securities, cash or other property held by the ADS Depositary, are referred to as the deposited securities. The ADS Depositary’s office at which the ADSs will be administered and its principal executive office is located at 240 Greenwich Street, New York, New York, 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to in this description as an ADS holder. This description assumes that you are an ADS holder. If you hold ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the ADS Depositary confirming their holdings.

As an ADS holder, we will not treat you as one of Natura &Co Holding’s shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The ADS Depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the ADS Depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the ADS Depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement that was entered into by Natura &Co and the ADS Depositary prior to completion of the Transaction (the “Natura &Co Holding Deposit Agreement”). For more complete information, you should read the entire Natura &Co Holding Deposit Agreement and the form of ADR. The description in this section and elsewhere in this prospectus is qualified in its entirety by reference to the complete text of the Natura &Co Holding Deposit Agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The ADS Depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

Cash

The ADS Depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the Natura &Co Holding Deposit Agreement allows the ADS Depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. See “Material Tax Considerations.” The ADS Depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the ADS Depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

If a cash distribution would represent a return of all or substantially all the value of the deposited securities underlying the ADS, the ADS Depositary may require surrender of those ADS and may require payment of or deduct the fee for surrender of ADS (whether or not it is also requiring surrender of ADS) as a condition of making that cash distribution.

Shares

The ADS Depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The ADS Depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the ADS Depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The ADS Depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

If Natura &Co Holding declares a distribution in which holders of deposited securities have a right to elect whether to receive cash, shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the ADS Depositary may, after consultation with Natura &Co Holding, make that right of election available for exercise by the owners in any manner the ADS Depositary considers lawful and practical. As a condition of making a distribution election right available to owners, the ADS Depositary may require satisfactory assurances from Natura &Co Holding that doing so does not require registration of any securities under the Securities Act.

Rights to Purchase Additional Shares

If Natura &Co Holding offers holders of its securities any rights to subscribe for additional shares or any other rights, the ADS Depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent that the ADS Depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The ADS Depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the ADS Depositary that it is legal to do so. If the ADS Depositary exercises rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the ADS Depositary.

U.S. securities laws may restrict the ability of the ADS Depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions

The ADS Depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the ADS Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale. The ADS Depositary may withhold any distribution of securities if it has not received satisfactory assurances from Natura &Co Holding that the distribution does not require registration under the Securities Act. The ADS Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute that is sufficient to pay its fees and expenses in respect of that distribution.

The ADS Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions Natura &Co Holding makes on its shares or any value for them if it is illegal or impractical for Natura &Co Holding to make them available to you.

If a distribution would represent a return of all or substantially all the value of the deposited securities underlying the ADS, the ADS Depositary may require surrender of those ADS and may require payment of or deduct the fee for surrender of ADS (whether or not it is also requiring surrender of ADS) as a condition of making that distribution.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The ADS Depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the ADS Depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the ADS Depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the ADS Depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the ADS Depositary will deliver the deposited securities at its office, if feasible. However, the ADS Depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The ADS Depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the ADS Depositary for the purpose of exchanging your ADR for uncertificated ADSs. The ADS Depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the ADS Depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the ADS Depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the ADS Depositary how to vote proportionately to the number of deposited shares their ADSs represent. If we request the ADS Depositary to solicit your voting instructions (and we are not required to do so), the ADS Depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the ADS Depositary how to vote. For instructions to be valid, they must reach the ADS Depositary by a date set by the ADS Depositary. The ADS Depositary will try, as far as practical, subject to the laws of Brazil and the provisions of Natura &Co Holding’s organizational documents, to vote or to have its agents vote proportionately to the shares or other deposited securities as instructed by ADS holders. If we do not request the

ADS Depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the ADS Depositary may try to vote as you instruct, but it is not required to do so. Except by instructing the ADS Depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not receive enough advance notice to withdraw the shares. In any event, the ADS Depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed, as set forth in the Natura &Co Holding Deposit Agreement or as described in the following sentence. If we asked the ADS Depositary to solicit your instructions before the meeting date but the ADS Depositary does not receive voting instructions from you by the specified date and we confirm to the ADS Depositary that:

•	we wish to receive a proxy to vote uninstructed shares;

•	we reasonably do not know of any substantial shareholder opposition to the proxy item(s); and

•	the proxy item(s) is not materially adverse to the rights of shareholders,

then the ADS Depositary will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs as to the proxy item(s).

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the ADS Depositary how to vote proportionately to your shares. In addition, the ADS Depositary and its agents are not responsible for communicating voting instructions or the manner in which they are communicated. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested. In order to give you a reasonable opportunity to instruct the ADS Depositary as to the exercise of voting rights relating to securities deposited with the ADS Depositary as part of Natura &Co Holding’s ADS program, if we request the ADS Depositary to act, we agree to give the ADS Depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

The holder of an ADS may have to pay the following fees and charges related to services in connection with the ownership of the ADS up to the amounts set forth in the table below:

Persons depositing or withdrawing shares or ADS holders must pay:	For:
• U.S.$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	• Delivery of ADSs, including deliveries resulting from a distribution of shares or rights

• Surrender of ADSs and withdrawal of deposited securities, including if the Natura &Co Holding Deposit Agreement terminates

• U.S.$0.05 (or less) per ADS	• Any cash distribution to ADS holders

• A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	• Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the ADS Depositary to ADS holders

• U.S.$0.05 (or less) per ADS per calendar year	• ADS Depositary services

• Registration or transfer fees	• Transfer and registration of shares on Natura &Co Holding’s share register to or from the name of the ADS Depositary or its agent when you deposit or withdraw shares

Persons depositing or withdrawing shares or ADS holders must pay:	For:

• Expenses of the ADS Depositary	• Cable (including SWIFT) and facsimile transmissions (when expressly provided in the Natura &Co Holding Deposit Agreement)

• Converting foreign currency to U.S. dollars

• Taxes and other governmental charges the ADS Depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	• As necessary

• Any charges incurred by the ADS Depositary or its agents for servicing the deposited securities	• As necessary

The ADS Depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The ADS Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The ADS Depositary may collect its annual fee for ADS Depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The ADS Depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The ADS Depositary may generally refuse to provide fee-attaching services until its fees for those services are paid.

From time to time, the ADS Depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the ADS Depositary, or share revenue from the fees collected from ADS holders. In performing its duties under the Natura &Co Holding Deposit Agreement, the ADS Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the ADS Depositary and that may earn or share fees, spreads or commissions.

The ADS Depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, adviser, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the Natura &Co Holding Deposit Agreement and the rate that the ADS Depositary or its affiliate receives when buying or selling foreign currency for its own account. The ADS Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Natura &Co Holding Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the ADS Depositary’s obligations under the Natura &Co Holding Deposit Agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The ADS Depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the ADS Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The ADS Depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the ADS Depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the ADS Depositary as a holder of deposited securities, the ADS Depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the ADS Depositary receives new securities in exchange for or in lieu of the old deposited securities, the ADS Depositary will hold those replacement securities as deposited securities under the Natura &Co Holding Deposit Agreement. However, if the ADS Depositary decides that it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the ADS Depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the ADS Depositary will continue to hold the replacement securities, the ADS Depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the ADS Depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the Natura &Co Holding Deposit Agreement be amended?

We may agree with the ADS Depositary to amend the Natura &Co Holding Deposit Agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the ADS Depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the ADS Depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to have agreed to the amendment and to be bound by the form of ADR and the Natura &Co Holding Deposit Agreement as amended.

How may the Natura &Co Holding Deposit Agreement be terminated?

The ADS Depositary will initiate termination of the Natura &Co Holding Deposit Agreement if we instruct it to do so. The ADS Depositary may initiate termination of the Natura &Co Holding Deposit Agreement if:

•	90 days have passed since the ADS Depositary told us that it wants to resign, but a successor ADS Depositary has not been appointed and accepted its appointment; or

•	a termination option event has occurred or will occur.

If the Natura &Co Holding Deposit Agreement will terminate, the ADS Depositary will notify ADS holders at least 120 days before the termination date. At any time after the termination date, the ADS Depositary may sell the deposited securities. After that, the ADS Depositary will hold the money it received on the sale, as well as any other cash it is holding under the Natura &Co Holding Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the ADS Depositary will sell the ADSs as soon as practicable after the termination date.

If the ADS Depositary is advised by counsel that it could be subject to material legal liability because Natura &Co Holding failed to provide information required by Brazilian regulators, the ADS Depositary may terminate the Natura &Co Holding Deposit Agreement on as little as 15 days’ notice.

After the termination date, the ADS Depositary shall continue to receive dividends and other distributions pertaining to deposited securities (that have not been sold), may sell rights and other property as provided in the Natura &Co Holding Deposit Agreement and shall deliver deposited securities upon surrender of ADSs. After the termination date, the ADS Depositary (i) shall not accept deposits of shares or deliver ADSs; (ii) may refuse to accept surrenders of ADSs for the purposes of withdrawal of deposited securities (that have not been sold) or reverse previously accepted surrenders of that kind that have not settled if in its judgment the requested withdrawal would interfere with its efforts to sell the deposited securities; (iii) will not be required to deliver cash proceeds of the sale of deposited securities until all deposited securities have been sold; and (iv) may discontinue the registration of transfers of ADSs and suspend the distribution of dividends and other distributions on deposited securities to the owners and need not give any further notices or perform any further acts under the Natura &Co Holding Deposit Agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on Natura &Co Holding’s Obligations and the Obligations of the ADS Depositary; Limits on Liability to Holders of ADSs

The Natura &Co Holding Deposit Agreement expressly limits Natura &Co Holding’s obligations and the obligations of the ADS Depositary. It also limits Natura &Co Holding’s liability and the liability of the ADS Depositary. We and the ADS Depositary:

•

are only obligated to take the actions specifically set forth in the Natura &Co Holding Deposit Agreement without negligence or bad faith, and the ADS Depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•

are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond Natura &Co Holding’s or its ability to prevent or counteract with reasonable care or effort from performing Natura &Co Holding’s or its obligations under the Natura &Co Holding Deposit Agreement;

•	are not liable if we or it exercises discretion permitted under the Natura &Co Holding Deposit Agreement;

•

are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the Natura &Co Holding Deposit Agreement, or for any special, consequential or punitive damages for any breach of the terms of the Natura &Co Holding Deposit Agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the Natura &Co Holding Deposit Agreement on your behalf or on behalf of any other person;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•	the ADS Depositary has no duty to make any determination or provide any information as to Natura &Co Holding’s tax status, nor any liability for any tax consequences that may be incurred by

ADS holders as a result of owning or holding ADSs, nor is it liable for the inability or failure of any ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the Natura &Co Holding Deposit Agreement, we and the ADS Depositary agree to indemnify each other under certain circumstances.

Requirements for ADS Depositary Actions

Before the ADS Depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the ADS Depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the Natura &Co Holding Deposit Agreement, including presentation of transfer documents.

The ADS Depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the ADS Depositary or Natura &Co Holding’s transfer books are closed or at any time that the ADS Depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

•

when temporary delays arise because (i) the ADS Depositary has closed its transfer books or we have closed Natura &Co Holding’s transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on Natura &Co Holding’s shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the Natura &Co Holding Deposit Agreement.

Direct Registration System

In the Natura &Co Holding Deposit Agreement, all parties to the Natura &Co Holding Deposit Agreement acknowledge that DTC’s Direct Registration System, also referred to as DRS, and the Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the ADS Depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the ADS Depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the Natura &Co Holding Deposit Agreement understand that the ADS Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the Natura &Co Holding Deposit Agreement, the parties agree that the ADS Depositary’s reliance on and compliance with instructions received by the ADS Depositary through the DRS/Profile system and in accordance with the Natura &Co Holding Deposit Agreement will not constitute negligence or bad faith on the part of the ADS Depositary.

Shareholder Communications; Inspection of the Register of Holders of ADSs

The ADS Depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The ADS Depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to Natura &Co Holding’s business or the ADSs.

Jury Trial Waiver

The Natura &Co Holding Deposit Agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the ADS Depositary arising out of or relating to our shares, the ADSs or the Natura &Co Holding Deposit Agreement, including any claim under the U.S. federal securities laws. If we or the ADS Depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not, by agreeing to the terms of the Natura &Co Holding Deposit Agreement, be deemed to have waived our or the ADS Depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

ENFORCEABILITY OF CIVIL LIABILITIES

Natura &Co Holding is a corporation organized under the laws of Brazil. Substantially all of Natura &Co Holding and Natura &Co Holding’s subsidiaries’ assets are located outside the United States. All of Natura &Co Holding’s directors and officers reside in Brazil. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or us judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States or any state thereof.

Additionally, any claims under the Novo Mercado segment of the B3 regulations must be submitted to arbitration proceedings conducted in accordance with the rules of the Market Arbitration Chamber of the B3. See “Description of Natura &Co Holding Shares and Natura &Co Holding By-Laws—Arbitration.”

We have been advised by our Brazilian counsel, Pinheiro Neto Advogados, that a judgment of a U.S. court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. A judgment obtained in the United States against Natura &Co Holding, Natura, Avon, their respective directors and their respective officers and advisers named herein, would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a sum certain of money rendered by any such court, upon recognition thereof by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça, or STJ).

In order to be recognized by the STJ, a foreign judgment must meet the following conditions:

•	it must comply with all formalities necessary for its enforceability under the laws of the jurisdiction where the foreign judgement was rendered;

•

it must have been issued by a competent court after proper service of process on the parties, which service must comply with Brazilian law if made in Brazil, or after sufficient evidence of the parties’ absence has been given, as required by applicable law;

•

it must be apostilled by a competent authority of the State from which the document emanates according to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalisation for Foreign Public Documents or, if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate;

•	it must be accompanied by a translation thereof into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory;

•	it must not be contrary to Brazilian national sovereignty or public policy or violate the dignity of the human person (as set forth in Brazilian law);

•	it must not violate a final and unappealable decision issued by a Brazilian court; and

•	it must not violate the exclusive jurisdiction of Brazilian courts.

Both the recognition and enforcement processes may be time-consuming and may also give rise to difficulties in enforcing the foreign judgment in Brazil. Accordingly, we cannot assure you that a Brazilian court would recognize or enforce any judgment or that the recognition or enforcement process would be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment, including for violation of the securities laws of countries other than Brazil, including the federal securities laws of the United States.

We also have been further advised that:

•

original actions may be brought in connection with this prospectus predicated solely on the federal securities laws of the United States in Brazilian courts may be brought in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the directors and officers thereof and certain advisers named herein, provided that provisions of the federal securities laws of the United States do not contravene Brazilian public policy, good morals, national sovereignty or equitable principles and provided further that Brazilian courts can assert jurisdiction over such actions; and

•

Although, pursuant to our By-laws, disputes between us and our shareholders are required to be resolved through arbitration, this mandatory arbitration requirement does not apply to actions against us, whether by holders of our shares, that are predicated on U.S. federal securities laws, nor does our mandatory arbitration provision waive the rights of our U.S. shareholders or ADR holders to bring claims under the U.S. federal securities laws.

We have been further advised that a plaintiff (whether Brazilian or non-Brazilian), who resides outside Brazil or ceases residency in Brazil during the course of litigation in Brazil must provide a bond to guarantee the payment of defendant’s legal fees and court expenses in connection with court procedures for the collection of payments. The bond must have sufficient value to satisfy the payment of court fees and defendant attorney’s fees, as determined by a Brazilian judge based on the amount under dispute. This requirement does not apply (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits); (3) in the case of enforcement of judgments, including foreign judgments, that have been duly recognized by the STJ; or (4) counterclaims as established, according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). Notwithstanding the foregoing, we cannot assure you that recognition of any judgment will be obtained, that the process described above can be conducted in a timely manner, or that Brazilian courts will enforce a judgment for violation of the federal securities laws of the United States with respect to the common shares.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS

Selling shareholders to be named in an applicable prospectus supplement may, from time to time, offer and sell some or all of the securities held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of some or all of the securities held by them in transactions exempt from the registration requirements of the Securities Act.

We will provide you with a prospectus supplement, which will set forth the name of each selling shareholder, the number of securities beneficially owned by such selling shareholder and the number of securities they are offering. The applicable prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in an applicable prospectus supplement relating to those securities.

Each prospectus supplement with respect to common shares or ADSs will set forth the terms of the offering of those common shares or ADSs, including the name or names of any underwriters or agents, the price of such common shares or ADSs and the net proceeds to us from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those common shares or ADSs may be listed.

We and any selling shareholder may sell the common shares or ADSs:

•	through agents;

•	to or through underwriters or dealers;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the common shares or ADSs are listed will be described in the applicable prospectus supplement.

Underwriters

If we or any selling shareholders use underwriters in the sale, we or the selling shareholders will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise stated in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell common shares or ADSs short using this prospectus and deliver common shares or ADSs covered by this prospectus to close out such short positions, or loan or pledge common shares or ADSs to financial institutions that in turn may sell the common shares or ADSs using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or the selling shareholders default in the performance of our/their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

If the prospectus supplement so indicates, we or any selling shareholders may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may over-allot in connection with the offering, and may bid for, and purchase, the securities in the open market.

Dealers

If we or any selling shareholders use dealers in the sale, unless otherwise indicated in the prospectus supplement, we or the selling shareholders will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We or any selling shareholders may sell securities directly or through agents that we or the selling shareholders designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we or the selling shareholders will pay to that agent. Unless indicated otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include (i) commercial and savings banks; (ii) insurance companies; (iii) pension funds; (iv) investment companies; (v) educational and charitable institutions; and (vi) other similar institutions as we or any selling shareholders may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.

Indemnification

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to U.S. federal and New York State law will be passed upon for Natura &Co by Davis Polk & Wardwell LLP. The validity of the common shares offered pursuant to this prospectus and other legal matters as to Brazilian law will be passed upon for Natura &Co by Pinheiro Neto Advogados. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Natura &Co Holding S.A. and its subsidiaries as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Auditores Independentes, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Avon Products, Inc. as of December 31, 2019 and 2018 for each of the three years in the period ended December 31, 2019 incorporated in this registration statement by reference to the Avon MD&A/Financials Form 6-K have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP (United Kingdom), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under Brazilian Law, any provision, whether contained in the by-laws of a company or in any agreement, exempting any officer or director against any liability which by law or otherwise would attach to them in respect of negligence, misfeasance, breach of duty or trust, is void. A company may, however, indemnify an officer or director against any liability incurred by them in defending any proceedings, whether criminal or civil, in which a judgment is given in their favor.

However, Natura &Co Holding has obtained insurance coverage to protect its directors and officers against civil liabilities, incurred by them while exercising their corporate functions during the coverage period, including civil liabilities in connection with the registration, offering and sale of the ADSs. Under the terms of this insurance policy, the insurer will cover certain amounts in damages as determined by judicial or arbitral decisions as well as private settlements approved by the insurer.

Item 9.	Exhibits.

See Exhibit Index beginning on page II-4 of this registration statement.

Item 10.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that clauses (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit	Description

1.1*	Form of Underwriting Agreement.

3.1**	Natura &Co Holding By-Laws (incorporated by reference to Item 1 to our current report on Form 6-K furnished to the SEC on September 2, 2020).

4.1	4th Issuance of Commercial Papers, dated May 4, 2020, of Natura Cosméticos S.A., as issuer, and Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

4.2	1st Issuance of Commercial Papers, dated December 20, 2019, of Natura &Co Holding S.A., as issuer, and Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

4.3	2nd Issuance of Commercial Papers, dated May 4, 2020, of Natura &Co Holding S.A., as issuer, and Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

4.4	Second Amendment, dated September 3, 2019, to the Private Instrument of Indenture of the 10th Issuance of Simple Non-Convertible Unsecured Debentures, in up to Four Series, for Public Distribution with Limited Efforts of Natura Cosméticos S.A., dated as of July 22, 2019, between Natura Cosméticos S.A., as issuer, Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

4.5	First Amendment, dated August 21, 2019, to the Private Instrument of Indenture of the 10th Issuance of Simple Non-Convertible Unsecured Debentures, in up to Four Series, for Public Distribution with Limited Efforts of Natura Cosméticos S.A., dated as of July 22, 2019, between Natura Cosméticos S.A., as issuer, Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

4.6	Private Instrument of Indenture of the 10th Issuance of Simple Non-Convertible Unsecured Debentures, in up to Four Series, for Public Distribution with Limited Efforts of Natura Cosméticos S.A., dated as of July 22, 2019, between Natura Cosméticos S.A., as issuer, Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

4.7	First Amendment, dated September 20, 2018, to the Private Instrument of Indenture of the 9th Issuance of Simple Non-Convertible Unsecured Debentures, in up to Three Series, for Public Distribution with Limited Efforts of Natura Cosméticos S.A., dated as of August 24, 2017, between Natura Cosméticos S.A., as issuer, Pentágono S.A. Distribuidora de Títulos e Valores Mobiliários, as trustee (English translation).

4.8	Private Instrument of Indenture of the 9th Issuance of Simple Non-Convertible Unsecured Debentures, in up to Three Series, for Public Distribution with Limited Efforts of Natura Cosméticos S.A., dated as of August 27, 2018, between Natura Cosméticos S.A., as issuer, Pentágono S.A. Distribuidora de Títulos e Valores Mobiliários, as trustee (English translation).

4.9	Indenture of 5.375% Notes due 2023 of Natura Cosméticos S.A., dated as of February 1, 2018, between Natura Cosméticos S.A., as issuer, U.S. Bank National Association, as trustee, paying agent, registrar and transfer agent.

4.10	First Amendment, dated September 22, 2017, to the Private Instrument of Indenture of the 7th Issuance of Simple Non-Convertible Unsecured Debentures, in Two Series, for Public Distribution with Limited Efforts of Natura Cosméticos S.A., dated as of August 24, 2017, between Natura Cosméticos S.A., as issuer, Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

Exhibit	Description

4.11	Private Instrument of Indenture of the 7th Issuance of Simple Non-Convertible Unsecured Debentures, in Two Series, for Public Distribution with Limited Efforts of Natura Cosméticos S.A., dated as of August 24, 2017, between Natura Cosméticos S.A., as issuer, Simplific Pavarini Distribuidora de Títulos e Valores Mobiliários Ltda., as trustee (English translation).

5.1	Opinion of Pinheiro Neto Advogados, Brazilian counsel of Natura &Co Holding, as to the validity of the common shares.

21.1	Subsidiaries of the Registrant.

23.1	Consent of KPMG Auditores Independentes

23.2	Consent of KPMG Auditores Independentes

23.3	Consent of PricewaterhouseCoopers LLP (United Kingdom)

23.4	Consent of Pinheiro Neto Advogados, Brazilian legal counsel of the Registrant (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page to the registration statement).

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished under the Exchange Act and incorporated by reference.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the São Paulo, Brazil, on this 1st day of October, 2020.

NATURA &CO HOLDING S.A.

By:	/s/ Roberto de Oliveira Marques
Name: Roberto de Oliveira Marques
Title: Principal Executive Officer

By:	/s/ José Antonio de Almeida Filippo
Name: José Antonio de Almeida Filippo
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roberto de Oliveira Marques and José Antonio de Almeida Filippo their attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendment or post-effective amendment to this registration statement on Form F-3, including, without limitation, any additional registration statement filed pursuant to Rule 462 under the Securities Act with respect hereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Roberto de Oliveira Marques Roberto de Oliveira Marques	Principal Executive Officer	October 1, 2020

/s/ José Antonio de Almeida Filippo José Antonio de Almeida Filippo	Chief Financial Officer	October 1, 2020

/s/ Alexandre Viana França Alexandre Viana França	Principal Accounting Officer	October 1, 2020

/s/ Antonio Luiz da Cunha Seabra Antonio Luiz da Cunha Seabra	Director	October 1, 2020

/s/ Guilherme Peirão Leal Guilherme Peirão Leal	Director	October 1, 2020

/s/ Pedro Luiz Barreiros Passos Pedro Luiz Barreiros Passos	Director	October 1, 2020

Name	Title	Date

/s/ Carla Schmitzberger Carla Schmitzberger	Director	October 1, 2020

/s/ Fábio Colletti Barbosa Fábio Colletti Barbosa	Director	October 1, 2020

/s/ Gilberto Mifano Gilberto Mifano	Director	October 1, 2020

/s/ Ian Martin Bickley Ian Martin Bickley	Director	October 1, 2020

/s/ Jessica DiLullo Herrin Jessica DiLullo Herrin	Director	October 1, 2020

/s/ Nancy Killefer Nancy Killefer	Director	October 1, 2020

/s/ Andrew G. McMaster, Jr. Andrew G. McMaster, Jr.	Director	October 1, 2020

/s/ Wyllie Don Cornwell Wyllie Don Cornwell	Director	October 1, 2020

/s/ Colleen A. De Vries Colleen A. De Vries Sr. Vice President on behalf of Cogency Global Inc.	Authorized representative in the United States	October 1, 2020